UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 16, 2006

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22972

Delaware	75-2479727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification no.)

601 S. Royal Lane, Coppell, Texas 75019

(Address of Principal Executive Offices, Including Zip Code)

(972) 462-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2006, CellStar Corporation (the "Company") paid bonuses to its executive officers for fiscal 2005 in the following amounts:

Terry S. Parker*	Former Executive Chairman	$-0-
A.S. Horng*	Former Chairman and Chief Executive Officer of CellStar (Asia) Corporation Limited	$-0-
Robert A. Kaiser	Chairman and Chief Executive Officer	$262,500
Lawrence King*	Former President and Chief Operating Officer of the Asia-Pacific Region	$-0-
Elaine Flud Rodrguez	Senior Vice President and General Counsel	$57,000
Michael J. Farrell	Executive Vice President of Finance, Treasurer and Chief Administrative Officer	$10,000
Raymond L. Durham	Senior Vice President and Chief Financial Officer	$50,000
Juan Martinez Jr.	Vice President and Corporate Controller	$29,200
*Denotes an executive officer who held such position during fiscal 2005, but was no longer with the Company as of November 30, 2005.

The bonus payments were paid based on the recommendation by the Compensation Committee to the Board of Directors, and were approved by the Board of Directors. Pursuant to his employment agreement, fifty percent of Mr. Kaiser's target bonus was paid based on the achievement of the filing of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2005, and Quarterly Report on Form 10-Q for the period ended February 28, 2005. No salary increases were approved for fiscal 2006 for any of the executive officers named above.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

By: /s/ Elaine Flud Rodriguez
Date: February 16, 2006	Elaine Flud Rodriguez Senior Vice President and General Counsel